UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2024

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 Sylvan Way	Parsippany	New Jersey	07054
(Address of principal executive offices)			(Zip Code)

(973) 822-7000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 20, 2024, in connection with Heidi C. Chen’s previously announced separation, Zoetis Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Ms. Chen. The Letter Agreement provides that Ms. Chen will continue employment as a non-corporate officer employee of the Company through July 16, 2024 (the “Termination Date”), and through the Termination Date will continue receiving her current annual base salary and employment benefits. After the Termination Date Ms. Chen will serve as a non-employee consultant through December 31, 2024, and in exchange for such advisory services, and subject to compliance with the terms of the Letter Agreement and the execution of a release agreement, Ms. Chen will receive a consulting fee of $350,000. Ms. Chen will also be eligible to receive severance payments and benefits in accordance with the terms of the Zoetis Executive Severance Plan and as set forth in the Letter Agreement.
The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

Dated: May 24, 2024	By:	/s/ Roxanne Lagano
Roxanne Lagano
Executive Vice President,
General Counsel & Secretary